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                                                                   Exhibit 10(d)

              GUARANTY CONFIRMATION AGREEMENT (WITH MODIFICATIONS)

         AGREEMENT, dated as of May 14_, 1999, by and between T. F. CUSHING, INC. and AVEST, INC. (each a "Guarantor" and collectively the "Guarantors") and FLEET NATIONAL BANK (the "Bank").

                                 R E C I T A L S
                                 ---------------

         Each Guarantor executed and delivered to the Bank a Guaranty Agreement, dated as of July 9, 1997 (each, a "Guaranty") pursuant to which each Guarantor absolutely and unconditionally guaranteed to the Bank the full and prompt payment and performance when due of the "Guaranteed Obligations" of ASTREX INC. (the "Borrower") to the Bank, all as set forth in more detail therein. On or about August 31, 1998, the Bank, T. F. Cushing, Inc. and the Borrower entered into a certain Amendment No. 1 to Credit and Security Agreement, dated as of August 31, 1998 ("Amendment No. 1"), and each Guarantor executed and delivered a Guaranty Confirmation Agreement dated as of August 31, 1998 in connection therewith. On or about December 18, 1998, the Bank, T. F. Cushing, Inc. and the Borrower entered into a certain Amendment No. 2 to Credit and Security Agreement, dated as of December 18, 1998 ("Amendment No. 2"), and each Guarantor executed and delivered a Guaranty Confirmation Agreement dated as of December 18, 1998 in connection therewith. The Bank, T. F. Cushing, Inc. and the Borrower now desire to enter into a certain Amendment No. 3 to Credit and Security Agreement dated of even or substantially even date herewith ("Amendment No. 3").

         Each Guarantor shall derive substantial benefits, financial and otherwise, from the execution and delivery of such Amendment No. 3 and any agreement or instrument executed in connection therewith (including without limitation any and all amended and restated revolving credit notes and any and all term loan notes).

         The Bank is only willing to enter into such Amendment No. 3 if, among other things, each Guarantor executes and delivers this Agreement.

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, and to induce the granting of any further credit by the Bank to the Borrower, the parties hereto hereby agree as follows:

         1. Each Guarantor hereby represents, warrants, confirms and covenants to the Bank that (i) its Guaranty remains in full force and effect, (ii) its Guaranty remains the legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, (iii) such Guarantor has no claims, counterclaims, defenses or offsets against the Bank, whether relating to its Guaranty or otherwise and (iv) pursuant to the provisions of the Guaranty of such Guarantor, the obligations of the Borrower guaranteed by the Guarantor pursuant to the Guaranty include without limitation, for the avoidance of any doubt, all principal, interest, costs and expenses (including attorneys' fees)

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under the Notes (as defined in Amendment No. 3) and any and all obligations under any swap or hedging agreements. Pursuant to the applicable terms and provisions of each Guaranty, neither the modifications set forth or to be set forth in said Amendment No. 1, Amendment No. 2 or Amendment No. 3 (or in any other agreement or instrument) shall impair the obligations of each Guarantor under its Guaranty.

         2. Each of the Guarantors and the Bank hereby agree that each occurrence in the Guaranty of the phrase "the Note" is hereby deleted and replaced with the phrase "the Notes".

         3. AVEST, INC. hereby confirms that its obligations under its Guaranty, to the extent same relate to the Term Loan Note (as defined in Amendment No. 3 and the certain Credit Agreement amended thereby), are secured by a mortgage of even or substantially even date herewith (and related financing statements) from AVEST, INC. to the Bank. AVEST, INC. and the Bank hereby agree that, so long as said mortgage remains in effect, AVEST, INC.'s Guaranty shall be amended as follows: (a) Section 20 shall be dormant (with said mortgage governing the matters covered by Section 20), and (b) Subsection 3(e) shall include, just before its final period, the phrase ", except for any Liens created by AVEST, INC. in favor of the Bank under any mortgage (and related financing statements)".

         4. Anything contained in any Guaranty to the contrary notwithstanding, in the event that the obligations of a Guarantor under its Guaranty would, if not for this sentence, be deemed to constitute a fraudulent conveyance under any applicable state or federal fraudulent conveyance law, the obligations of such Guarantor under such Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations subject to avoidance under such law. In the event the immediately preceding sentence becomes operative with respect to AVEST, INC., AVEST INC. hereby agrees that its obligations under its Guaranty not relating to the such Term Loan Note shall be reduced first before its obligations under its Guaranty relating to such Term Loan Note shall be reduced.

         5. The execution and delivery of this Agreement (or any other confirmation (past, present or future)) shall not be construed or interpreted to create a custom or course of dealing or performance (or any duty or obligation) pursuant to which the Bank is required to obtain a confirmation or consent from the Guarantor, or to notify the Guarantor, with respect to any modification or other event or circumstance. No such consent or confirmation or notice shall be necessary in connection with any such modification or other event or circumstance in order to keep the obligations of each Guarantor under its Guaranty in full force and effect, said obligations being unconditional as set forth therein.

         6. No amendment, waiver or other modification of this Agreement shall be effective against a party hereto unless set forth in writing signed by such party. This Agreement may be executed in counterparts.

         7. This Agreement shall (i) be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and (ii) shall be governed by and construed in accordance with the internal laws of the State of Connecticut.

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day and year first written above.

                                             T.F. CUSHING, INC.


                                             By: /s/ Michael Mcguire
                                                 ----------------------------
                                                 Its: President

                                             AVEST, INC.


                                             By: /s/ Michael Mcguire
                                                 ----------------------------
                                                 Its: President


                                             FLEET NATIONAL BANK


                                             By: /s/ Richard Bochiccio
                                                 ----------------------------
                                                 Its: Senior Vice President